UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2013

LVB ACQUISITION, INC.
BIOMET, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware Indiana	000-54505 001-15601	26-0499682 35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

56 East Bell Drive
Warsaw, Indiana 46582
(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2013, the Compensation Committee of the Board of Directors of LVB Acquisition, Inc. (“Parent”), adopted and approved an amendment to the LVB Acquisition, Inc. 2012 Restricted Stock Unit Plan (the “Amendment”). Biomet, Inc. (“Biomet” and together with its subsidiaries and Parent, the “Company”) is a wholly owned subsidiary of LVB. LVB has no other operations beyond its ownership of Biomet.

The Amendment permits certain participants in the LVB Acquisition, Inc. 2012 Restricted Stock Unit Plan (as amended, the "Plan") to be eligible to elect to receive a cash award with respect to certain of their vested time-based restricted stock units subject to certain conditions, including the satisfaction of certain Company performance thresholds with respect to adjusted EBITDA and unlevered free cash flow. For the initial election period beginning on the second business day following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending May 31, 2013 and subsequent annual election periods occurring thereafter, eligible participants will be able to elect to receive a cash award with respect to up to an aggregate of 40% and 35%, respectively, of their vested time-based restricted stock units subject to the satisfaction of the applicable EBITDA and unlevered free cash flow, determined as follows:

Performance Threshold: Target EBITDA
Percent Achievement of Target EBITDA	<97.5%	97.5%	100%	102.5%+
EBITDA Eligible Percentage (Fiscal Year 2013)	0%	22.5%	26.25%	30.0%
EBITDA Eligible Percentage (Fiscal Years Following Fiscal Year 2013)	0%	18.75%	22.5%	26.25%
Note: Results between 97.5% - 100% and 100% - 102.5% will be calculated on the basis of straight-line interpolation.

Performance Threshold: Target Unlevered Free Cash Flow
Percent Achievement of Target Unlevered Free Cash Flow	<90.0%	90.0%	100%	110%+
uFCF Eligible Percentage (Fiscal Year 2013)	0%	7.5%	8.75%	10.0%
uFCF Eligible Percentage (Fiscal Years Following Fiscal Year 2013)	0%	6.25%	7.5%	8.75%
Note: Results between 90% - 100% and 100% - 110% will be calculated on the basis of straight-line interpolation.
To the extent the Company performance conditions have been satisfied for the applicable fiscal year, eligible participants will be entitled to elect to receive a cash award based on the fair market value of the Parent's common stock on the first day of the applicable election period, payable in three installments over a two-year period, with respect to their vested time-based restricted stock units and such vested time-based restricted stock units will be forfeited upon such election. Payment of the cash award is subject to the participants' continued employment through the payment date (other than with respect to a termination by the Company without cause).

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of such documents, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document

10.1	LVB Acquisition, Inc. 2012 Restricted Stock Unit Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: April 2, 2013

LVB ACQUISITION, INC.

/s/ Bradley J. Tandy
By:	Bradley J. Tandy
Its:	Senior Vice President, General Counsel and Secretary

BIOMET, INC.

/s/ Bradley J. Tandy
By:	Bradley J. Tandy
Its:	Senior Vice President, General Counsel and Secretary